                                                                   Exhibit 2.5.2
                                                                   -------------

                                AMENDMENT NO. 2
                                       TO
                            STOCK PURCHASE AGREEMENT


     This Amendment No. 2 dated July 9, 1997, to the Stock Purchase Agreement (the "Agreement") dated as of the 14th day of May 7, 1997 by and among Synbiotics Corporation, a California corporation with its principal office at 11011 Via Frontera, San Diego, CA 92127 (the "Buyer"), and Rhone Merieux, S.A.S., a French societe par actions simplifiee with its registered office at 17, rue Bourgelat, 69002 Lyon, France ("RM"), Institut de Selection Animale S.A., a French societe anonyme with its principal place of business at 119, avenue Marechal de Saxe, 69003 Lyon, France ("ISA") (each of RM and ISA is referred to herein as a "Seller" and collectively as the "Sellers"), and R.M.- Diagnostics S.A.S. a French societe par actions simplifiee, with its registered office at 299, avenue Jean Jaures, 69007 Lyon, France (the "Company").

     The parties wish to amend the Agreement as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement:

     1. Each of the Sellers and the Company hereby (a) acknowledges that the Buyer is pledging and assigning its rights, but not its obligations, under each of the Agreement, the Stock Restriction and Rights Agreement, the Supply Agreement, the Services Agreement, the R&D Agreement, the Trademark License Agreement and the Distribution Agreements to the Banks (as hereinafter defined) under that certain Credit Agreement dated the date hereof (the "Credit Agreement") among the Buyer, Banque Paribas, as agent, and the Banks named therein (the "Banks"), and (b) consents to such pledge and assignment.

     2. The Sellers hereby acknowledge that, in accordance with the Credit Agreement, the Buyer will issue to Banque Paribas, as agent for the Banks, Common Stock Purchase Warrants to purchase up to an aggregate of 239,950 shares of Synbiotics Common Stock, and the Buyer's representations and warranties set forth in Section 4.2 of the Agreement and in Schedule 4.2 to the Agreement are hereby deemed to be amended to disclose the issuance of such Common Stock Purchase Warrants.

     3. In all other respects, the Agreement shall remain unamended and in full force and effect.

     4. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

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IN WITNESS WHEREOF, this Amendment No. 2 to the Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                        SYNBIOTICS CORPORATION

                                        By:  /s/ Kenneth M. Cohen
                                             --------------------
                                             Name: Kenneth M. Cohen,
                                              President and Chief Executive
                                              Officer


                                        R.M. - DIAGNOSTICS S.A.S.

                                        By: /s/ Phillipe Martin-Jarand
                                            --------------------------
                                        Name:  Phillipe Martin-Jarand
                                        Title:


                                        RHONE MERIEUX S.A.S.

                                        By: /s/ Phillipe Martin-Jarand
                                            --------------------------
                                        Name:  Phillipe Martin-Jarand
                                        Title:


                                        INSTITUT DE SELECTION ANIMAL S.A.

                                        By: /s/ Phillipe Martin-Jarand
                                            --------------------------
                                        Name:  Phillipe Martin-Jarand
                                        Title:

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